Exhibit 10.1.2
Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 13, 2015, is among SunCoke Energy, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 26, 2011, as amended by Amendment No. 1 thereto, dated as of January 24, 2013 (as amended, the “Credit Agreement”).
B.    The Borrower has requested that the Credit Agreement be amended in the manner set forth herein.
C.    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Administrative Agent, and each Lender party hereto agree as follows:
Section 1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.
Section 2.Amendments to Credit Agreement. The Credit Agreement is amended, as of the Second Amendment Effective Date (as defined below), as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetic order:
“”Amendment No. 2 Effective Date” means January 13, 2015.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Coal Mining Business” means all or a portion of the Capital Stock, properties or assets of the following Subsidiaries of the Borrower: Dominion Coal Corporation; Jewell Smokeless Coal Corporation; Vansant Coal Corporation; Oakwood Red Ash Coal Corporation; Omega Mining, Inc.; Harold Keene Coal Co., Inc.; and Energy Resources, LLC.
“Gateway” means Gateway Energy & Coke Company, LLC.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.”
(b)Section 2.19(f)(iii) of the Credit Agreement is hereby amended by adding the following sentence at the end of such clause (iii):
“For purposes of determining withholding Taxes imposed under FATCA, from and after Amendment No. 2 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
(c)The Credit Agreement is hereby amended by adding a new Section 4.22 as follows:

“4.22 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and to the knowledge of the Borrower its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-corruption Laws or applicable Sanctions.”
(d)Section 6.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (a); (ii) deleting the period at the end of subsection (b) and substituting “, and” and (c) adding the following new clause (c) as follows:
“(c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”
(e)Section 7.5 of the Credit Agreement is hereby amended by (i) deleting existing subsections (r) and (s) and (ii) adding the following subsections (r) and (s) after subsection (q):
“(r) Dispositions (i) with an aggregate Fair Market Value not exceeding $325,000,000 or (ii) by Sun Coal & Coke LLC of Capital Stock that Sun Coal & Coke LLC owns in Middletown Coke Company, LLC and Haverhill Coke Company LLC; provided that (A) any Disposition or related series of Dispositions made pursuant to this clause (r) shall be made for Fair Market Value and one of the following: (1) other than with respect to the Disposition by the Borrower of all or a portion of the Coal Mining Business, for consideration comprising at least 75% cash and Cash Equivalents, (2) with respect to the Disposition by Sun Coal & Coke LLC to SunCoke Energy Partners L.P. (the “MLP”) of up to 75% of the Capital Stock that Sun Coal & Coke LLC owns in Gateway, for consideration that includes the assumption by the MLP of up to $135,000,000 of the Senior Notes including accrued interest thereon (provided, that any reduction in the equity interest owned by Sun Coal & Coke LLC in Gateway resulting from the issuance of equity interests in Gateway to the MLP in exchange for the MLP’s contribution of approximately $45,000,000 to Gateway for environmental and other liabilities of Gateway shall be permitted), receipt of equity interests in the MLP and SunCoke Energy Partners GP LLC, and payment of any redemption premium on the assumed Senior Notes, or (3) with respect to the Disposition by Sun Coal & Coke LLC to the MLP of all or a portion of the remaining 25% of the Capital Stock that Sun Coal & Coke LLC owns in Gateway, for consideration that may include the assumption by the MLP or the retirement by the Borrower of all or a portion of the remaining outstanding principal amount of the Senior Notes, provided that prior to or in connection with such Disposition, the MLP shall have assumed or the Borrower shall have retired the remaining outstanding principal amount of the Senior Notes, (B) no Event of Default has occurred and is continuing or would result therefrom, (C) the Borrower is in compliance with Section 7.1 on a Pro Forma Basis after giving effect to such Disposition and (D) the Net Cash Proceeds thereof are applied as required by Section 2.11(b); and
(s)    any Disposition pursuant to or contemplated by the Transaction Documentation as in effect on the Closing Date.”
(f)Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (v); (ii) deleting the period at the end of subsection (w) and substituting therefor “; and” and (c) adding the following new clause (x) as follows:
“(x)    Investments in Gateway and its wholly-owned Subsidiaries upon their being designated as Unrestricted Subsidiaries and, following such designation, Investments in the MLP and SunCoke Energy Partners GP LLC that are received by Sun Coal & Coke LLC in exchange for or in connection with any contribution by it of its Capital Stock in Gateway to the MLP pursuant to a transaction permitted by Section 7.5.”

(g)The Credit Agreement is hereby amended by adding a new Section 7.16 as follows:
“7.16 Sanctions. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans or Letters of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment of giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

Section 3.Fees. On the Second Amendment Effective Date the Borrower shall pay to the Administrative Agent for the account of each Lender that consents to and executes this Amendment on or prior to the Second Amendment Effective Date in immediately available funds a fee in an amount equal to 0.05% of the amount of such Lender’s Revolving Commitment in effect on the Second Amendment Effective Date.
Section 4.Amendment Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)the Administrative Agent shall have received:
(i)original counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders;
(ii)an Acknowledgment and Consent, substantially in the form of Exhibit A, duly executed and delivered by each Subsidiary Guarantor; and
(iii)a certificate signed by a Responsible Officer of the Borrower certifying that (A) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on and as of such date (except to the extent (x) any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date and (y) any such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (B) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date; and
(b)(i) approximately 71% of the Capital Stock in Gateway Energy & Coke Company, LLC shall have been contributed to the MLP and (ii) the MLP shall have assumed approximately $135,000,000 of the Senior Notes pursuant to an Assumption Agreement in form and substance reasonably acceptable to the Administrative Agent;
(c)the Borrower shall have paid (i) the fees referred to in Section 3 of this Amendment and (ii) all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least one (1) day prior to the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date upon which the Amendment shall be effective (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
The date on which such conditions have been satisfied (or waived) is referred to herein as the “Second Amendment Effective Date”.
Section 5.Additional Agreements. The Administrative Agent, the Lenders party hereto and the Borrower agree that, notwithstanding the requirements set forth in Section 6.12 of the Credit Agreement, on the date that at least 51% of the Capital Stock in Gateway shall have been contributed to the MLP, Gateway (and each Subsidiary thereof) shall be deemed an Unrestricted Subsidiary.
Section 6.Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:
(a)The Borrower has the corporate power and authority to make, deliver and perform this Amendment.
(b)The Borrower has taken all necessary corporate or organizational action to authorize the execution, delivery and performance of this Amendment.
(c)No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.
(d)This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally and by general equitable principles (whether enforcement is sought by proceedings inequity or at law).
(e)The execution, delivery and performance of this Amendment will not (a) violate any Requirement of Law or any Contractual Obligation of any Group Member, except where any such violation would not reasonably be expected to result in a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except where any such creation or imposition of any such Lien would not reasonably be expected to have a Material Adverse Effect.
(f)Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
(g)Since December 31, 2013, there has been no development or event that has had or is reasonably expected to have a Material Adverse Effect.
Section 7.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower and the other Loan Parties. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower or the other Loan Parties that would require the waiver or consent of the Administrative Agent or the Lenders.
Section 8.Effect of Amendment. On and after the Second Amendment Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment. On and after the Second Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Second Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Term Loan Agreement, shall, unless the context otherwise requires, mean the Credit Agreement.
Section 9.Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.
Section 10.References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment.
Section 11.Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.
Section 12.Governing Law. This Amendment is governed by and will be construed in accordance with the law of the State of New York.
Section 13.Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
SUNCOKE ENERGY, INC.

By:    /s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

JP MORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By: -/s/ Peter S Predun
Name: Peter S. Predun
Title: Executive Director

BANK OF AMERICA, N.A.,
as Syndication Agent and a Lender

By: -/s/ Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President

BARCLAYS BANK PLC,
as a Lender

By: -/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

Branch Banking and Trust Company,

as a Lender

By: -/s/ Max Greer III
Name: Max Greer
Title: Vice President

CITIBANK, N.A.,
as a Lender

By: -/s/ David Jaffe
Name: David Jaffe
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Lender

By: -/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: -/s/ Samuel Miller
Name: Samuel Miller
Title: Authorized Signatory

GOLDMAN SACHS BANK USA,
as a Lender

By: -/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By: -/s/ James F. Disher
Name: James F. Disher
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: -/s/ Steve Ray
Name: Steve Ray
Title: Authorized Sugnatory

WELLS FARGO BANK, NATIONAL
ASSOCIATION
as a Lender

By: -/s/ Michael Bromfield
Name: Michael Bromfield
Title: Senior Vice President

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONSENT

Reference is made to the Credit Agreement, dated as of July 26, 2011 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), among Suncoke Energy, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Administrative Agent”). Capitalized terms used and not defined herein shall have the respective meanings given them in the Credit Agreement.
The Borrower and the Revolving Lenders have agreed to amend the provisions of the Credit Agreement on the terms described in Amendment No. 2 to Credit Agreement, dated as of January 13, 2015 (the “Amendment”).
Each of the undersigned Subsidiary Guarantors hereby (a) consents to the transactions contemplated by the Amendment, (b) acknowledges and agrees that the guarantees and Liens granted by such party contained in the Security Documents to which it is a party are, and shall remain, in full force and effect after giving effect to the Amendment and (c) represents and warrants that the representations and warranties set forth in such Loan Documents are complete and correct in all material respects on the date hereof as if made on and as of such date (except to the extent (x) any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date and (y) any such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby as of such date without impairing any such obligations or Liens in any respect.
IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and Consent as of the day and year first above written.
Dominion Coal Corporation
Elk River Minerals Corporation
Energy Resources, LLC
By Harold Keene Coal Co., Inc.,
its sole member
Harold Keene Coal Co., Inc.
Indiana Harbor Coke Company
Indiana Harbor Coke Corporation
Jewell Coal and Coke Company, Inc.
Jewell Coke Acquisition Company
Jewell Coke Company, L.P.
By: Jewell Coke Acquisition Company,
its general partner
Jewell Resources Corporation
Jewell Smokeless Coal Corporation
Oakwood Red Ash Coal Corporation
Omega Mining, Inc.
Sun Coal & Coke LLC
SunCoke Energy South Shore LLC
By: Sun Coal & Coke LLC,
its sole member
SunCoke Technology and Development LLC
Vansant Coal Corporation

By:    /s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial
Officer

Gateway Eneregy & Coke Company, LLC

By:    /s/ Fay West
Name: Fay West
Title: Senior Vice President